ESCROW AGREEMENT

This deposit escrow agreement is dated as of December __, 2005, and is between BIOTEX CORPORATION, a Florida corporation ("BioTex"), SMART ASSETS, LLC, a California limited liability corporation ("Smart Assets"), and THE TITLE INSURANCE AGENCY,, as escrow agent (the "Escrow Agent").

Biotex and Smart Assets are party to an agreement to form a joint venture between the parties ("Agreement") pursuant to which Smart Assets has agreed to place $750,000 into escrow to be released to BioTex in accordance with the terms and conditions set forth herein. In accordance with the Agreement, the parties understand that BioTex requires approximately 1 month to make all arrangements necessary for testing of precious metal samples in HST machine. Parties also understand that the machine that will be used for testing was designed for the separation of agricultural products and that it will not process with the same efficiency as a machine designed and built with the task specific purpose of separating precious metals.

The parties therefore agree as follows:

1. Appointment of Escrow Agent; Establishment of Escrow Fund. (a)Smart Assets shall, by no later than December 23, 2005, cause to be transferred to the Escrow Agent deed and title to the property and improvements thereon located at 9501 West 900 South, Ogden, Utah 84404 (30 acres zoned M-3 with a 38,000 square foot building on the property) (the "Escrow Property"). By no later than February 1, 2006, Smart Assets shall cause to be deposited in the Escrow Agent bank account specified on Schedule A $750,000 in immediately available funds, at which time, the deed and title to the Escrow Property shall be transferred back to Smart Assets.

(b) BioTex and Smart Assets hereby appoint the Escrow Agent as escrow agent to hold any amounts and assets, including the Escrow Property, transferred to it in accordance with this section 1 under its control as an escrow fund in a non interest-bearing account, to be disposed of by the Escrow Agent according to the terms of this agreement (the "Escrow Fund").

2. Release of the Escrow Fund. Upon the occurrence of all of the events requiring release of the Escrow Fund under Section 3, Smart Assets shall promptly send the Escrow Agent (with a copy to BioTex) a notice informing the Escrow Agent of occurrence of that event and instructing the Escrow Agent regarding release of the Escrow Fund, which instructions must be in accordance with section 3.

(a) Upon receipt of a notice from Smart Assets in accordance with this section, the Escrow Agent shall promptly release the Escrow Fund to BioTex as instructed in such notice. Except as otherwise provided in this agreement, the Escrow Agent shall only release the Escrow Fund as instructed in a notice from Smart Assets as provided in this section. Notwithstanding same, in the event that Escrow Agent does not receive notice from Smart Assets within three (3) days of the occurrence of event requiring release in accordance with this Agreement, Escrow Agent can release the Escrow Fund in accordance with instructions from BioTex accompanied by an escrow release executed by both parties. The Escrow Agent is not

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required to verify that the instructions contained in any notice that it receives from Smart Assets in accordance with this section comply with the requirements of this section.

(b) In releasing the Escrow Fund to BioTex in accordance with this section, the Escrow Agent shall release the monetary amount to the bank account of BioTex as stated on Schedule A, or the Escrow Property via overnight delivery to BioTex at the address set forth herein.

3. Release of the Escrow Fund. The Escrow Agent shall release the Escrow Fund upon completion of the following conditions:

A. Testing of 1 precious metal sample to be completed within 30 days of the deposit of the monies or Escrow Property into the Escrow Fund, unless travel arrangements or testing is unable to be completed within that time frame in which case it will be completed as soon as possible thereafter.

B. Sample to be tested must be assayed prior to testing, and copy of assay together with proof of the deposit of the monies or Escrow Property into the Escrow Fund must be provided to BioTex in order to calibrate the HST machine accordingly. HST will take approximately one month to prepare and calibrate for separation of precious metals, and preparation and calibration cannot begin until BioTex receives proof of the deposit of the monies or Escrow Property into the Escrow Fund and assay of sample material to be separated.

C. Sample will be separated into 3 resultant streams, each of which should contain a different subset of the original sample, with varying concentrations of elements per stream. These resultant streams will be assayed again once returned to the US for proof of separation. If possible, a portion of each of the resultant streams will be processed a second time without interim assay in order to attempt to further separate sample into more concentrated streams. If so, the resultant 9 streams will be assayed upon return to US, with copies to be submitted to BioTex.

D. The test will be considered successful if the original sample is separated into multiple streams, each with different components in varying concentrations of original feed stock, verifiable by assay. Parties acknowledge that none of the resultant streams will contain a 100% pure sample of the final desired component, and will require multiple assays and recalibrations of the machine after each pass in order to completely separate the desired element from the feed stock. This cannot be done during the limited test of the equipment that is contemplated. Once the HST machines are installed in a commercial application, on site, and with proper laboratory equipment, and qualified technicians specific to the precious mining industry, it is anticipated that this final separation can occur. Copies of assays, once completed, are to be delivered to BioTex for review and acceptance.

E. Upon successful testing and verified by review of the assays, Biotex will be responsible for formation of a corporation and will assign a global exclusive right to such corporation to use its patent pending Hypercritical Separation Technology for

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the separation of precious metals. 50.1% of the stock of the newly formed corporation will be issued to BioTex, and 49.9% will be issued to Smart Assets, LLC. In addition, at such time, Smart Assets will receive 100,000 shares of BioTex common stock pursuant to the Stock Purchase Agreement attached hereto as Schedule B.

F. A Joint Venture Agreement mutually satisfactory to the parties shall have been entered into and agreed upon.

4. Return of Escrow Fund. If the Agreement is terminated in accordance with the terms of this Agreement or the testing is not successful, the Escrow Agent shall release the Escrow Fund back to Smart Assets.

5. Termination. This agreement will terminate upon the Escrow Agent's release of the Escrow Fund in accordance with Section 2.

6. The Escrow Agent. (a) The duties and obligations of the Escrow Agent will be determined solely by the express provisions of this agreement (except as otherwise expressly provided herein).

(b) BioTex and Smart Assets shall each pay one-half of all reasonable fees and disbursements of the Escrow Agent, if any, in administering this agreement. BioTex and Smart Assets shall jointly and severally indemnify the Escrow Agent and each of its partners, employees, and agents from and against any and all loss, liability, and expense, including reasonable attorneys' fees and expenses, arising out of or in connection with its acceptance of, or performance of its obligations under, this agreement (including any action taken or omitted by the Escrow Agent in connection with this agreement or any action allegedly so taken or omitted), except with respect to any loss, liability or expense that is finally adjudicated to be the result of willful misconduct or gross negligence on the part of the Escrow Agent or one or more of its partners, employees, and agents.

(c) The Escrow Agent will be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt, or other paper or document that the Escrow Agent in good faith believes to be genuine and to have been signed or presented from time to time in accordance with this agreement.

(d) The Escrow Agent will not be liable for any error of judgment, for any act done or step taken or omitted by it in good faith, for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith, except its own willful misconduct or gross negligence.

(e) If the Escrow Agent is uncertain as to its obligations under this agreement, it may refrain from taking any action, and will not be liable for its failure to take any action, until it is directed otherwise by a court of competent jurisdiction.

(f) BioTex (1) acknowledges that the Escrow Agent has represented and continues to represent Smart Assets in connection with the Transaction and (2) hereby waives any claim of conflict of interest as a consequence of that representation.

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(g) Any payments of income from the Escrow Fund are subject to withholding regulations then in force with respect to all applicable federal and state income taxes.

(h) The Escrow Agent is not under any duty to give the Escrow Fund any greater degree of care than it gives its own similar property.

7. Successor Agent. (a) The Escrow Agent may resign at any time by giving five days' written notice of its resignation to BioTex and Smart Assets. No later than five days after receiving any such notice, BioTex and Smart Assets shall appoint a successor escrow agent (the "Successor Escrow Agent"), at which time the Escrow Agent shall release the Escrow Fund to the Successor Escrow Agent. After appointment of the Successor Escrow Agent and release by the Escrow Agent of the Escrow Fund, the Escrow Agent will have no further obligations under this agreement.

(b) BioTex and Smart Assets may remove the Escrow Agent by written notice to the Escrow Agent stating that they are doing so and designating a Successor Escrow Agent, and, upon delivery of the Escrow Fund to the Successor Escrow Agent, the Escrow Agent will be discharged from all obligations under this agreement. Prior to so delivering the Escrow Fund, the Escrow Agent may deduct from it an amount equal to all fees and disbursements of the Escrow Agent that are at that time unpaid and unreimbursed. It is a condition to the Successor Escrow Agent becoming such that it become a party to this agreement by signing a counterpart of this agreement.

(c) If by five days after the date of delivery of its written notice of intent to resign, or of BioTex and Smart Assets's notice of removal, the Escrow Agent has not received a written designation of a Successor Escrow Agent, the Escrow Agent's sole responsibility will be to release the Escrow Fund to a court of competent jurisdiction. Prior to so releasing the Escrow Fund, the Escrow Agent may deduct from it an amount equal to all fees and disbursements of the Escrow Agent that are at that time unpaid and unreimbursed. Upon appointment of a Successor Escrow Agent, the Escrow Agent will have no further obligations under this agreement.

8. Notices. (a) For a notice or other communication under this agreement to be valid, it must be in writing and signed by the sending party, and the sending party must use one of the following methods of delivery: (1) personal delivery; (2) registered or certified mail, in each case return receipt requested and postage prepaid; (3) nationally recognized overnight courier, with all fees prepaid; and (4) facsimile.

(b) For a notice or other communication under this agreement to be valid, it must be addressed to the receiving party at the one or more addresses listed below for the receiving party or to any other address designated by the receiving party in a notice in accordance with this section 8.

If to Smart Assets:

Smart Assets
11075 South State Street Suite 20
Sandy, Utah 84070
Attention: Christopher Hunlow, Managing Member Facsimile: 888-765-0559

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with a copy to:

Smart Assets
1851 East 1st Street Suite 900
Santa Ana, CA 92705
Attn; Brian Smart

If to BioTex:

BioTex Corporation
1400 Cypress Creek Road
Fort Lauderdale, Florida 33309

Attention: Scott Silverman, President
Facsimile: 954-491-9200

with a copy to:

Anslow & Jaclin, LLP
195 Route 9, Suite 204
Manalapan, NJ 07726
Attention: Gregg E. Jaclin, Esq.
Facsimile: 732-577-1188

if to the Escrow Agent:

The Title Insurance Agency
43 West 9000 South Sweet C
Sandy, Utah 84070
Attention: Mike Moss, Owner
Facsimile: 801-446-4206

(c) Subject to section 8(d), a valid notice or other communication under this agreement is effective when received by the receiving party. A notice or other communication is deemed to have been received as follows:

(1) if it is delivered in person or sent by registered or certified mail or by nationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt;

(2) if it is sent by facsimile, when the party giving the notice receives an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee's facsimile number; and

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(A) if the receiving party rejects or otherwise refuses to accept it, or if it cannot be delivered because of a change in address for which no notice was given, then upon that rejection, refusal, or inability to deliver.

(d) If a notice or other communication is received after 5:00 p.m. on a business day at the location specified in the address for the receiving party, or on a day that is not a business day, then the notice is deemed received at 9:00 a.m. on the next business day.

9. Jurisdiction. (a) Any party bringing against any other party a legal action or proceeding (including without limitation any tort claim) arising out of any Transaction Document shall bring that action or proceeding in the United States District Court for the Southern District of Florida or in any court of the State of Florida, and each party submits to the exclusive jurisdiction of those courts for purposes of any such action or proceeding.

(b) Each party hereby waives any claim that any a legal action or proceeding (including without limitation any tort claim) brought in accordance with section 9(a) has been brought in an inconvenient forum or that the venue of that action or proceeding is improper.

10. Governing Law. The laws of the State of Florida (without giving effect to its conflict of laws principles) govern all matters arising out of this agreement, including without limitation tort claims.

11. Entire Agreement. This agreement constitutes the entire agreement of the parties pertaining to the subject matter of this agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

12. Amendments and Waivers. This agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties. No waiver by any party of any default, breach, or misrepresentation under this agreement will be deemed to extend to any prior or subsequent default, breach or misrepresentation or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

13. Counterparts. This agreement may be executed in several counterparts, each of which is an original and all of which together constitute one and the same instrument.

14. Assignment. No party may assign its rights and obligations under this agreement without the prior written consent of the other parties. This agreement is binding upon the parties and their respective successors and permitted assigns.

15. No Third-Party Rights. Nothing in this agreement gives any person or entity other than the parties to this agreement any legal or equitable right, remedy, or claim under or with respect to this agreement, and this agreement is for the sole and exclusive benefit of the parties to this agreement and their successors and permitted assigns.

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Schedule A

Escrow Agent Bank Account:

Bank name: Zions First National Bank
Bank address: 1634 West South Jordan Parkway, South Jordan, Utah 84095
Routing number: 124000054
Account Number: 477000764
Account Name: The Title Insurance Agency

BioTex Bank Account:

Bank Name: Bank of America
Bank Address: 150 E. Palmetto Park Blvd., Boca Raton, FL 33432
Routing Number: 026009593
Account Number: 003678784603
Account Name: BioTex Corporation

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Schedule B

Stock Purchase Agreement

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The undersigned are executing this agreement as of the date stated in the introductory clause.

BIOTEX CORPORATIONING

By: ______________________
SCOTT SILVERMAN
President

SMART ASSETS

By: ______________________ 12/27/05
BRIAN SMART, President

By: ______________________
CHRIS HUNLOW, Managing Member

THE TITLE INSURANCE AGENCY,
As Escrow Agent

By: ______________________,
MIKE MOSS

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The undersigned are executing this agreement as of the date stated in the introductory clause.

BIOTEX CORPORATIONING

By: ______________________
SCOTT SILVERMAN
President

SMART ASSETS

By: ______________________ 12/27/05
BRIAN SMART, President

By: ______________________ 12-27-05
CHRIS HUNLOW, Managing Member

THE TITLE INSURANCE AGENCY,
As Escrow Agent

By: ______________________ 12-27-05
~~MIKE MOSS~~ Dana Fitton

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